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                                                                 EXHIBIT 10.27


                         Freedom Securities Corporation
            Freedom Securities 1998 Executive Performance Bonus Plan
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                         FREEDOM SECURITIES CORPORATION


            Freedom Securities 1998 Executive Performance Bonus Plan


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                         Freedom Securities Corporation
            Freedom Securities 1998 Executive Performance Bonus Plan
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Section 1. PURPOSE AND DEFINITIONS.

The name of this plan is the Freedom Securities 1998 Executive Performance Bonus Plan (the "Plan"). The purpose of the Plan is to provide incentives to the executive officers of Freedom Securities Corporation (the "Corporation" or the "Company") to produce a superior return to the shareholders of the Company and to encourage such executive officers to remain in the employ of the Company. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

For the purposes of the Plan, the following terms shall be defined as set forth below:

a. "Annual Profits" means pre-tax operating income of the Company for the Performance Period before accounting for incentive compensation and extraordinary items.

b. "Award" means a portion of the Award Pool payable to a Participant as determined pursuant to Section 3.

c. "Award Pool" means a pool of money specified by the Committee, in accordance with Section 3, and from which all annual incentive Awards are to be made to Participants.

d. "Board" means the Board of Directors of the Company.

e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

f. "Committee" means the Committee referred to in Section 2 of the Plan. If the Company's shares are registered for and traded on a public stock exchange ("The Exchange") and at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

g. "Effective Date" means the date specified in Section 4.

h. "Eligible Employee" means any executive whose compensation is subject to the limitations as set forth in Section 162(m) of the Code.

i. "Exchange Act" means the Securities Exchange Act of 1934, as it is amended from to time, and the regulations promulgated thereunder.

j. "Participant" means an Eligible Employee.

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                         Freedom Securities Corporation
            Freedom Securities 1998 Executive Performance Bonus Plan
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k. "Performance Period" means the Company's fiscal year or such other shorter or longer period designated by the Committee, performance during all or part of which a Participant's entitlement to receive payment of an Award is based.

Section 2. ADMINISTRATION.

a. The Plan shall be administered by a Committee. All directors appointed to serve on the Committee shall qualify (i) as "non-employee directors" (within the meaning of Rule 16b), as "outside directors" (within the meaning of Code section 162(m) and the regulations thereunder), and (iii) under any similar statute or rule; in each case to the extent applicable. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

b. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations.

c. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or make in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

Section 3. AWARDS.

a. CREATION OF AWARD POOLS. Within 90 days following the commencement of each Performance Period, the Committee shall establish an Award Pool from which Awards may be paid to Eligible Employees in accordance with the Plan. The amount included in the Award Pool for a particular Performance Period shall be equal to a percentage of the Annual Profits for the Performance Period to be determined by the Committee not to exceed 15% of the Annual Profits.

b. ALLOCATION OF AWARD POOLS. Within 90 days following the commencement of each Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a portion of the Award Pool, if any, to be paid for such Performance Period; provided in no event shall the percentage portion of the Award Pool allocated to any Participant exceed 50% of the Award Pool.

c. ADJUSTMENTS. The Committee is authorized at any time during or after a Performance Period, in its sole discretion, to reduce or eliminate (but not increase) the Award Pool or the portion of the Award Pool allocated to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary or affiliate of the

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                         Freedom Securities Corporation
            Freedom Securities 1998 Executive Performance Bonus Plan
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Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise.

d. PAYMENT OF AWARDS. (i) Following the completion of each Performance Period, the Committee shall certify in writing the total amount of the Award Pool and the Awards payable to each Participant.

(ii) Each Participant shall receive payment in cash of his Award as soon as practicable following its determination. In the sole discretion of the Committee, partial payments may be made to Participants during the course of a Performance Period; provided however, that the aggregate of such partial payments may not exceed the amount of the Award that a Participant would otherwise receive pursuant to this Section 3.

Section 4. EFFECTIVE DATE OF PLAN

The Plan was approved by a vote of the holders of a majority of the outstanding Common Stock on March 10, 1998.

Section 5. RIGHT TO TERMINATE EMPLOYMENT.

Nothing in this Plan shall confer upon any Participant the right to continue in the employment of the Company, any subsidiary, or affiliate, or affect any right that the Company or any Subsidiary may have to terminate the employment of a Participant with or without cause.

Section 6. TAX WITHHOLDING.

The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover all tax withholding requirements

Section 7. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.

The Board may at any time terminate, suspend, or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant that has not been paid. Amendments are subject to the approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No award may be granted under the Plan during any period of suspension of the Plan or after its termination.

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                         Freedom Securities Corporation
            Freedom Securities 1998 Executive Performance Bonus Plan
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Section 9. UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 10. OTHER BENEFIT AND COMPENSATION PROGRAMS.

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any jurisdiction and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

10. GOVERNING LAW.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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